Exhibit 3.7

Form 205 (Revised 05/11) Submit in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512 463-5709 Filing Fee: $300	Certificate of Formation Limited Liability Company	This space reserved for office use. FILED In the Office of the Secretary of State of Texas DEC 29 2014 Corporations Section

Article 1 – Entity Name and Type

The filing entity being formed is a limited liability company. The name of the entity is:

SWN Drilling Company, LLC

The name must contain the words “limited liability company,” “limited company,” or an abbreviation of one of these phrases.

Article 2 – Registered Agent and Registered Office

(See instructions. Select and complete either A or B and complete C.)

☒   A. The initial registered agent is an organization (cannot be entity named above) by the name of:

C T Corporation System

OR

☐   B. The initial registered agent is an individual resident of the state whose name is set forth below:

First Name	M.I. Last Name	Suffix

C. The business address of the registered agent and the registered office address is:

1999 Bryan St. Suite 900	Dallas	TX	75201-3136
Street Address	City	State	Zip Code

Article 3—Governing Authority

(Select and complete either A or B and provide the name and address of each governing person.)

☐   A. The limited liability company will have managers. The name and address of each initial manager are set forth below.

☒   B. The limited liability company will not have managers. The company will be governed by its members, and the name and address of each initial member are set forth below.

GOVERNING PERSON 1
NAME (Enter the name of either an individual or an organization, but not both.)

IF INDIVIDUAL

First Name	M.I. Last Name	Suffix
OR
IF ORGANIZATION

SWN Production Company, LLC
Organization Name

ADDRESS
10000 Energy Drive,	Spring	TX	USA	77389 - 4954
Street or Mailing Address	City	State	Country	Zip Code

Form 205	4

GOVERNING PERSON 2
NAME (Enter the name of either an individual or an organization, but not both.)
IF INDIVIDUAL

First Name	M.I.	Last Name	Suffix
OR
IF ORGANIZATION

Organization Name
ADDRESS

Street or Mailing Address		City	State Country Zip Code

GOVERNING PERSON 3
NAME (Enter the name of either an individual or an organization, but not both.)
IF INDIVIDUAL

First Name	M.I.	Last Name	Suffix
OR
IF ORGANIZATION

Organization Name
ADDRESS

Street or Mailing Address		City	State Country Zip Code

Article 4 – Purpose

The purpose for which the company is formed is for the transaction of any and all lawful purposes for which a limited liability company may be organized under the Texas Business Organizations Code.

Supplemental Provisions/Information

Text Area: [The attached addendum, if any, is incorporated herein by reference.]

The converted entity is a Texas limited liability company formed under a plan of conversion. The name of the converting entity is SWN Drilling Company with offices located at 10000 Energy Drive, Spring, TX 77389. The converting entity is a Texas corporation that was formed on October 31, 2005 under the laws of the state of Arkansas, but converted to a Texas corporation under the Texas Business Organization Code on May 1, 2014.

Form 205	5

Organizer

The name and address of the organizer:

John C. Ale
Name

10000 Energy Drive,	Spring	TX	77389 - 4954
Street or Mailing Address	City	State	Zip Code

Effectiveness of Filing (Select either A, B, or C.)

A. ☐  This document becomes effective when the document is filed by the secretary of state.

B. ☒  This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: 12/31/2014, at 11:59 p.m. CST

C. ☐  This document takes effect upon the occurrence of the future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned affirms that the person designated as registered agent has consented to the appointment. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized to execute the filing instrument.

Date: 12-11-2014

/s/ John C. Ale
Signature of organizer

John C. Ale
Printed or typed name of organizer

Form 205	6